February 12, 2026 Conduent Q4 and Full Year 2025 Financial Results

2 Forward-Looking Statements This document, any exhibits or attachments to this document, and other public statements we make may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” expectations," "in front of us," "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "looking to continue," "endeavor," "if,” “growing,” “projected,” “potential,” “likely,” "see", "ahead", "further," "going forward," "on the horizon," "as we progress," "going to," "path from here forward," "think," "path to deliver," "from here," "on track," "remain" and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. All statements other than statements of historical fact included in this presentation or any attachment to this presentation are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; and general market and economic conditions. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this document, any exhibits to this document and other public statements we make. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts, the competitiveness of the markets in which we operate and our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; the impact of geopolitical events and geopolitical tensions (such as the war in the Ukraine and conflict in the Middle East), macroeconomic conditions, natural disasters and other factors in a particular country or region on our workforce, customers and vendors; our reliance on third-party providers; our ability to deliver on our contractual obligations properly and on time; changes in continued interest in outsourced business process services; the adverse effect of claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; expectations relating to environmental, social and governance considerations; utilization of our stock repurchase program; the effects related to our use of artificial intelligence on our business; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; risks related to hacking or other cybersecurity threats to our data systems, information systems and network infrastructure and other service interruptions, including relating to the previously disclosed cyber event that took place in January 2025 (the “January 2025 Cyber Event”), including Conduent’s investigation of such incident and mitigation and remediation efforts, the nature and extent of such incident, the potential disruption to our business or operations, the potential impact on Conduent’s reputation, and Conduent’s assessments of the likely financial and operational impacts of such incident; our ability to comply with data security standards; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; risks related to divestiture transactions, including but not limited to the Company’s ability to realize the benefits anticipated from such transactions, and unexpected costs or liabilities in connection with such transactions, the impact of potential goodwill and other asset impairments on our results of operations; our significant indebtedness and the terms of such indebtedness; our failure to obtain or maintain a satisfactory credit rating and financial performance; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; increases in the cost of voice and data services or significant interruptions in such services; our ability to receive dividends or other payments from our subsidiaries; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2025 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law. Cautionary Statements

3 Non-GAAP Financial Measures We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" and "Non-GAAP Reconciliations" sections in this document for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures. Cautionary Statements

Q4 & Full Year 2025 Results and CEO Priorities

CONDUENT

Q4 and Full Year Results / Metrics	• Adj. Revenue[1]: Q4 $770M / FY $3,042M • Adj. EBITDA[1]: Q4 $50M / FY $164M • Adj. EBITDA Margin[1]: Q4 6.5% / FY 5.4% • New Business Signings ACV[2]: Q4 $152M / FY $517M
CEO Priorities	• **Increase speed and accountability:** Accelerate decision making and operational excellence across a global enterprise that is focused on being client centric. • **Enforce financial discipline:** Drive all decisions through the lens of their impact to revenue growth, margin expansion, and free cash flow. • **Reduce cost structure:** Leaner organization with clear line of sight for business leaders. We will reduce layers and empower leaders with full P&L ownership. • **Optimize the portfolio:** Execute a fix, sell, or grow strategy to improve performance, reduce debt, and invest in growth. • **Convert pipeline to growth:** Improve pipeline execution to deliver consistent revenue growth.

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin.

(2) Full definition in the Appendix.

4

5 Key Sales Metrics New Business ACV(1) Full Year New Business ACV(1) by Segment (1) Full definition in the Appendix. $318 $269 $969 $1,118 Q4'24 Q4'25 FY'24 FY'25 $0M $500M $1,000M $1,500M New Business TCV(1) $73 $54 $228 $237 Q4'24 Q4'25 FY'24 FY'25 $0M $100M $200M $300M $213M $152M $152M Commercial Government Transportation $137 $152 $485 $517 Q4'24 Q4'25 FY'24 FY'25 $0M $250M $500M $750M New Business ARR(1) Trailing Four Quarters ACV(1) Sales Trend $485 $498 $502 $502 $517 $251 $263 $240 $223 $213 $101 $101 $122 $126 $152 $133 $134 $140 $153 $152 Conduent Total Commercial Government Transportation Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 $0 $200 $400 $600

6 Key Sales Metrics TCV Signings (incl. ARR(1) + NRR(1)) $361 $243 $469 $213 $368 $318 $280 $323 $246 $269 Renewal NB Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 $0M $500M $1,000M New Business (ARR(1) + NRR(1) Breakdown) $73 $53 $66 $64 $54 $79 $59 $111 $56 $101 NB ARR NB NRR Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 $0M $100M $200M $137 $109 $145 $111 $152 Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 $0M $50M $100M $150M $200M New Business ACV(1) Signings (1) Full definition in the Appendix. New Business ARR Avg. Contract Length(1) 3.3yrs 4.2yrs 3.2yrs 3.0yrs 3.1yrs Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 —yrs 2.5yrs 5.0yrs

7 $3,176M $3,042M 2024 2025 $0M $1,000M $2,000M $3,000M $4,000M Full Year 2025 P&L Metrics (4.2)% Y/Y (4.5)% in CC(2) Adj. Revenue(1) $124M / 3.9% $164M / 5.4% 2024 2025 $0M $60M $120M $180M Adj. EBITDA(1) / Adj. EBITDA Margin(1) 32.3% Y/Y • Adj. Revenue(1): Decline primarily driven by lower volumes and lost business, partially offset by new business ramp, and higher equipment sales and a contract amendment in the Transportation segment. • Adj. EBITDA(1) and Adj. EBITDA Margin(1): Increase primarily driven by cost optimization, a recovery of legal costs related to the State of Texas matter that settled in 2019, high margin NRR in the Commercial segment and higher revenues in the Transportation segment. (6.0)% (8.5)% (2.6)% (1.8)% (3.8)% Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Adj. Revenue(1) Trend (Y/Y Compare) (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin. (2) Refer to definition in Appendix.

8 $154M $221M $18M $(229)M $164M Commercial Government Transportation Unallocated Costs Adjusted EBITDA Full Year 2025 P&L by Segment (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin. Commercial, $1,511M Government, $922M Transportation, $609M 3.9% Y/Y (6.3)% Y/Y (5.9)% Y/Y 5.2% Y/Y (8.9)% Y/Y Adj. Revenue(1) Adj. EBITDA(1) Contributions 32.3% Y/Y 10.2% Y/Y • Commercial: Decrease primarily driven by contract losses and lower volumes, partially offset by new business ramps and multi- year licensing agreements with existing customers. • Government: Decrease primarily driven by contract losses, lower volumes and the impacts from a U.S. federal government shutdown during Q4, partially offset by new business. • Transportation: Increase driven by a contract amendment with a customer, and higher equipment sales, partially offset by lower volume across certain smaller projects. • Commercial: Decrease primarily driven by revenue decline, partially offset by cost efficiencies and the benefit from a non-recurring revenue item in the fourth quarter; margin of 10.2%, down (30) bps Y/Y. • Government: Increase primarily driven by cost optimization as well as an AI implementation that lowered fraud costs; margin of 24.0%, up 270 bps Y/Y. • Transportation: Increase primarily driven by revenue growth and lower cost associated with discrete expenses in 2024; margin of 3.0%, up 300 bps Y/Y. • Unallocated Costs: Improvement primarily due to the recovery of legal costs related to the State of Texas settlement and cost efficiencies, offset by higher employee healthcare claims. n/m

9 Q4 and Full Year 2025 Cash Flow and Balance Sheet Q4 2025 Cash(5) Balance Changes Balance Sheet For the complete set of footnotes associated with this slide, please refer to the last page of the Appendix. ($ in millions) 12/31/2024 12/31/2025 Total Cash(5) $377 $243 Total Debt(6) 608 629 Current Portion of Debt(10) 24 22 Term Loan A(7) due 2026 88 — Revolving Credit Facility(8) — 109 Senior Notes due 2029 520 520 Finance leases and Other loans 38 62 Net adjusted leverage ratio(4) 1.6x 2.8x Senior Notes Maturity(9) $264M $28M $(49)M $243M Cash Beginning of Period Adjusted Free Cash Flow Financing and Other Activity Cash End of Period • Adj. Free Cash Flow(1): Q4 $28M / FY $(130)M • Capex(2) as % of revenue: Q4 4.2%(3)/ FY 3.4% • Net adjusted leverage ratio(4): 2.8x • $243M of cash(5) at end of Q4 2025 • $223M(8) Unused Revolving Credit Facility $520M Senior Notes 2025 2026 2027 2028 2029 (1) $ --M $ --M$ --M $ --M

Appendix

11 Government (16.3)% (16.3)% (2.9)% (6.7)% 1.8% Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Transportation 1.3% (7.6)% 7.1% 14.9% 1.9% Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Commercial (2.1)% (4.1)% (5.9)% (4.7)% (8.9)% Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Segment Adjusted Revenue(1) Trend (1) Refer to complete Non-GAAP reconciliations of Adjusted Revenue elsewhere in this Appendix.

12 Definitions New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or expansion with existing customers. New Business Non-Recurring Revenue (NRR): Metric measures the non-recurring revenue for any new business signing, includes: i. Signing value of any contract with term less than 12 months; ii. Signing value of project based revenue, not expected to continue long term. New Business Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any new business signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12. Renewal TCV Signings: Estimated total future revenues from contracts signed during the period related to renewals. Renewal Signings Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any renewal signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is: (Total Contract Value - Non-Recurring Revenue) / the Contract Term. Total New Business Pipeline (Cumulative Pipeline): Total new business ACV pipeline of deals at or beyond the qualified prospect stage.This extends past the next twelve-month period to include total pipeline, excluding the impact of divested business as required. Implied New Business Average Contract Length: (New business TCV – New business NRR) / New business ARR = Implied New Business Average Contract Length. TTM: Trailing twelve months. CC: Constant Currency as defined in "Non-GAAP Financial Measures"

13 Non-GAAP Financial Measures We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Management cautions that amounts presented in accordance with Conduent's definition of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Reconciliations of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP Reconciliations are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Revenue, Adjusted Profit Before Tax. Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate. We make adjustments to Revenue, Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Profit Before Tax, Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. This is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. This includes restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • (Gain) loss on divestitures and transaction costs, net. Represents (gain) loss on divested businesses and transaction costs. • Goodwill Impairment. This represents goodwill impairment charges arising from annual or interim goodwill testing. • Loss on extinguishment of debt. This represents write-off related debt issuance costs related to prepayments of debt. • Litigation settlements (recoveries), net. Litigation settlements (recoveries), net represents provisions for various matters subject to litigation. • Direct response costs - cyber event. This represents costs related to investigating, remediating and responding to the January 2025 Cyber Event. • Other charges (credits). This includes Other (income) expenses, net on the Consolidated Statements of Income (loss) and other adjustments. • Divestitures. Revenue and Adjusted EBITDA of divested businesses are excluded. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures

14 Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, as applicable,for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs, net. • Litigation settlements (recoveries), net. • Loss on extinguishment of debt. • Direct response costs - cyber event. • Other charges (credits). • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Non-GAAP Financial Measures

15 Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs, net. • Litigation settlements (recoveries), net. • Loss on extinguishment of debt. • Direct response costs - cyber event. • Other charges (credits). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Non-GAAP Financial Measures

16 Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment, as applicable. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, proceeds from failed sale-leaseback transactions and certain other identified adjustments, as applicable. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Revenue at Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Financial Measures

CONDUENT

Non-GAAP Reconciliations

Adjusted Revenue, Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax Rate, Adjusted Operating Income (Loss) and Adjusted EBITDA (see footnotes on last page of Non-GAAP reconciliations)

(in millions)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	FY 2025	FY 2024
REVENUE							
Revenue	$ 770	$ 767	$ 754	$ 751	$ 800	$ 3,042	$ 3,356
Adjustment:							
Divestitures[1]	—	—	—	—	—	—	(180)
Adjusted Revenue	770	767	754	751	800	3,042	3,176
Foreign currency impact	(8)	(5)	(1)	4	2	(10)	1
Revenue at Constant Currency	$ 762	$ 762	$ 753	$ 755	$ 802	$ 3,032	$ 3,177
ADJUSTED NET INCOME (LOSS) - from Net Income (loss)							
Income (Loss) From Continuing Operations	$ (33)	$ (46)	$ (40)	$ (51)	$ (12)	$ (170)	$ 426
Adjustments:							
Amortization of acquired intangible assets[2]	—	1	1	—	1	2	5
Restructuring and related costs	11	12	8	4	25	35	46
Loss on extinguishment of debt	—	1	—	—	2	1	8
Goodwill impairment	—	—	—	—	28	—	28
(Gain) loss on divestitures and transaction costs, net	3	1	4	3	—	11	(696)
Litigation settlements (recoveries), net	(3)	—	—	2	3	(1)	9
Direct response costs - cyber event	—	—	—	25	—	25	—
Other charges (credits)	4	3	2	(1)	(5)	8	(9)
Total Non-GAAP Adjustments	15	18	15	33	54	81	(609)
Income tax adjustments[3]	6	17	7	—	(63)	30	100
Adjusted Net Income (Loss) Before Adjustment for Divestitures	(12)	(11)	(18)	(18)	(21)	(59)	(83)
Divestitures[1]	$ —	$ —	$ —	$ —	$ —	$ —	$ (35)
Adjusted Net Income (Loss)	$ (12)	$ (11)	$ (18)	$ (18)	$ (21)	$ (59)	$ (118)

17

18 CONTINUED (in millions) Q4 2025 Q3 2025 Q2 2025 Q1 2025 Q4 2024 FY 2025 FY 2024 ADJUSTED NET INCOME (Loss) – from Income (loss) before income tax Income (Loss) Before Income Taxes $ (28) $ (38) $ (38) $ (56) $ (82) $ (160) $ 504 Adjustment: Total Non-GAAP Adjustments 15 18 15 33 54 81 (609) Adjusted PBT Before Adjustment for Divestitures (13) (20) (23) (23) (28) (79) (105) Divestitures(1) — — — — — — (35) Adjusted PBT $ (13) $ (20) $ (23) $ (23) $ (28) $ (79) $ (140) Income tax expense (benefit) $ 5 $ 8 $ 2 $ (5) $ (70) $ 10 $ 78 Income tax adjustments(3) (6) (17) (7) — 63 (30) (100) Adjusted Income Tax Expense (Benefit) (1) (9) (5) (5) (7) (20) (22) Adjusted Net Income (Loss) Before Adjustment for Divestitures (12) (11) (18) (18) (21) (59) (83) Divestitures(1) — — — — — — (35) Adjusted Net Income (Loss) $ (12) $ (11) $ (18) $ (18) $ (21) $ (59) $ (118) ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (28) $ (38) $ (38) $ (56) $ (82) $ (160) $ 504 Adjustment: Total non-GAAP adjustments 15 18 15 33 54 81 (609) Interest expense 12 12 12 12 13 48 75 Adjusted Operating Income (Loss) Before Adjustment for Divestitures (1) (8) (11) (11) (15) (31) (30) Divestitures(1) — — — — — — (35) Adjusted Operating Income (Loss) $ (1) $ (8) $ (11) $ (11) $ (15) $ (31) $ (65)

19 (in millions) Q4 2025 Q3 2025 Q2 2025 Q1 2025 Q4 2024 FY 2025 FY 2024 ADJUSTED EBITDA Net Income (Loss) $ (33) $ (46) $ (40) $ (51) $ (12) $ (170) $ 426 Income tax expense (benefit) 5 8 2 (5) (70) 10 78 Depreciation and amortization 50 48 48 48 47 194 204 Contract inducement amortization 1 1 1 — 1 3 3 Interest expense 12 12 12 12 13 48 75 EBITDA Before Adjustment for Divestitures 35 23 23 4 (21) 85 786 Divestitures(1) — — — — — — (35) Divestitures depreciation and amortization(1) — — — — — — (13) EBITDA 35 23 23 4 (21) 85 738 Adjustments: Restructuring and related costs 11 12 8 4 25 35 46 Loss on extinguishment of debt — 1 — — 2 1 8 Goodwill impairment — — — — 28 — 28 (Gain) loss on divestitures and transaction costs, net 3 1 4 3 — 11 (696) Litigation settlements (recoveries), net (3) — — 2 3 (1) 9 Direct response costs - cyber event — — — 25 — 25 — Other charges (credits) 4 3 2 (1) (5) 8 (9) Adjusted EBITDA $ 50 $ 40 $ 37 $ 37 $ 32 $ 164 $ 124 CONTINUED

20 CONTINUED (Amounts are in whole dollars, shares are in thousands and margins are in %) Q4 2025 Q3 2025 Q2 2025 Q1 2025 Q4 2024 FY 2025 FY 2024 ADJUSTED DILUTED EPS(4) Weighted Average Common Shares Outstanding 153,803 157,004 161,162 161,830 160,374 158,422 182,513 Adjustments: Restricted stock and performance units / shares — — — — — — — Adjusted Weighted Average Common Shares Outstanding 153,803 157,004 161,162 161,830 160,374 158,422 182,513 Diluted EPS from Continuing Operations $ (0.23) $ (0.30) $ (0.26) $ (0.33) $ (0.09) $ (1.14) $ 2.23 Adjustments: Total non-GAAP adjustments 0.10 0.10 0.09 0.20 0.33 0.52 (3.29) Income tax adjustments(3) 0.04 0.11 0.04 — (0.39) 0.19 0.55 Adjusted Diluted EPS $ (0.09) $ (0.09) $ (0.13) $ (0.13) $ (0.15) $ (0.43) $ (0.51) ADJUSTED EFFECTIVE TAX RATE Effective tax rate (18.7) % (19.5) % (5.7) % 9.0% 85.4% (6.1) % 15.5 % Adjustments: Total non-GAAP adjustments 26.0 64.2 26.2 14.9 (60.4) 31.5 5.7 Adjusted Effective Tax Rate(3) 7.3% 44.7% 20.5% 23.9% 25.0% 25.4% 21.2 % Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin, and Adjusted EBITDA Margin

21 (Margins are in %) Q4 2025 Q3 2025 Q2 2025 Q1 2025 Q4 2024 FY 2025 FY 2024 ADJUSTED OPERATING MARGIN Income (Loss) Before Income Taxes Margin (3.6) % (5.0) % (5.0) % (7.5) % (10.3) % (5.3) % 15.0 % Adjustments: Total non-GAAP adjustments 1.9 2.4 1.9 4.4 6.8 2.7 (18.1) Interest expense 1.6 1.6 1.6 1.6 1.6 1.6 2.2 Margin for Adjusted Operating Income Before Adjustment for Divestitures (0.1) (1.0) (1.5) (1.5) (1.9) (1.0) (0.9) Divestitures(1) — — — — — — (1.1) Margin for Adjusted Operating Income (0.1) % (1.0) % (1.5) % (1.5) % (1.9) % (1.0) % (2.0) % ADJUSTED EBITDA MARGIN EBITDA Margin Before Adjustment for Divestitures 4.5% 3.0% 3.1% 0.5% (2.6) % 2.8% 23.4 % Divestitures(1) — — — — — — (0.2) EBITDA Margin 4.5 3.0 3.1 0.5 (2.6) 2.8 23.2 Total non-GAAP adjustments 2.0 2.2 1.8 4.4 6.6 2.6 (18.3) Divestitures(1) — — — — — — 0.2 Adjusted EBITDA Margin Before Adjustment for Divestitures 6.5 5.2 4.9 4.9 4.0 5.4 5.1 Divestitures(1) — — — — — — (1.2) Adjusted EBITDA Margin 6.5% 5.2% 4.9% 4.9% 4.0% 5.4% 3.9 % CONTINUED

CONTINUED

CONDUENT

Free Cash Flow and Adj. Free Cash Flow

(in millions)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	FY 2025	FY 2024
Operating Cash Flow	$ 39	$ (39)	$ (15)	$ (58)	$ 41	$ (73)	$ (50)
Cost of additions to land, buildings and equipment	(15)	(15)	(15)	(14)	11	(59)	(28)
Cost of additions to internal use software	(7)	(6)	(5)	(4)	(5)	(22)	(28)
Free Cash Flow	**17**	**(60)**	**(35)**	**(76)**	**47**	**(154)**	**(106)**
Transaction costs	5	2	3	4	2	14	20
Direct response costs - cyber event payments	8	7	—	2	—	17	—
Vendor finance lease payments	(3)	(3)	(3)	(4)	(3)	(13)	(17)
Proceeds from failed sale-leaseback transactions	—	—	5	—	—	5	—
Tax payment related to divestitures and litigation recoveries	1	—	—	—	16	1	44
Adjusted Free Cash Flow	**$ 28**	**$ (54)**	**$ (30)**	**$ (74)**	**$ 62**	**$ (130)**	**$ (59)**

The below footnotes correspond to the "Non-GAAP Reconciliations" slides

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed.*
4. *Average shares for the 2025 and 2024 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of approximately $3 million each quarter.*

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CONTINUED

The below footnotes correspond to the "Q4 and Full Year 2025 Cash Flow and Balance Sheet" slide

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Free Cash Flow.

(2) Capex refers to additions to Land, Buildings & Equipment, Internal Use Software, Product Software Additions and Software as a Service Implementation Cost.

(3) Q4 2024 Capex includes the reimbursement by the buyer of divested businesses for assets purchased prior to Q4 2024.

(4) Net debt (Total Debt, including finance leases and other as well as deferred financing costs; less unrestricted cash) divided by TTM Adjusted EBITDA (before divestitures). See reconciliation below.

(5) Total Cash includes $10M and $11M of restricted cash as of December 31, 2025 and December 31, 2024, respectively.

(6) Total Debt as of December 31, 2025 includes Senior Notes and outstanding revolver balance; December 31, 2024 includes Term Loan A and Senior Notes.

(7) Term Loan A interest rate: Secured Overnight Financing Rate ("SOFR") + 225 bps.

(8) $109M outstanding under its Revolving Credit Facility Interest Rate ("SOFR") + 175 to 300 bps; remaining unused capacity is $223M as of December 31, 2025 and steps down to $187M beginning in October 2026.

(9) Debt maturity amounts reflect only Senior Notes due 2029 and exclude all other debt instruments, finance leases, and potential mandatory prepayments.

(10) Current portion of debt reflects the current maturities due in the next twelve months.

Reconciliation of Net Debt and Net Adjusted Leverage Ratio

($ in millions, except ratio)	December 31, 2025	December 31, 2024
Long-term debt	$ 665	$ 615
Current portion of long-term debt	22	24
Total GAAP debt	**687**	**639**
less cash and cash equivalents	233	366
Net Debt	**$ 454**	**$ 273**
Adjusted EBITDA for the three months ended		
December 31, 2025	$ 50	
September 30, 2025	40	
June 30, 2025	37	
March 31, 2025	37	
December 31, 2024		$ 32
September 30, 2024		36
June 30, 2024		35
March 31, 2024		69
Trailing 12 months Adjusted EBITDA ("TTM AEBITDA")	**$ 164**	**$ 172**
Adjusted Leverage Ratio (Net Debt divided by TTM AEBITDA)	**2.8**	**1.6**

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